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EXHIBIT 23.1


CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amended and Restated 1999 Stock Incentive Plan of iTurf Inc. of our report dated January 15, 1999, with respect to the balance sheet of gURL, Interactive Inc. included in iTurf Inc.'s Registration Statement (Form S-1 No. 333-71123) and related Prospectus for the registration of 4,830,000 shares of its Class A Common Stock filed with the Securities and Exchange Commission on April 9, 1999.

ERNST & YOUNG LLP
New York, New York
November 29, 1999


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